EXHIBIT 10.1

SECOND AMENDMENT TO
THE CHEESECAKE FACTORY INCORPORATED
1992 PERFORMANCE EMPLOYEE STOCK OPTION PLAN

[ADOPTED BY THE BOARD OF DIRECTORS OF THE CHEESECAKE
FACTORY INCORPORATED ON NOVEMBER 28, 2006]

The Cheesecake Factory Incorporated Performance Employee Stock Option Plan, as adopted at The Cheesecake Factory Incorporated 1993 Annual Meeting, and as amended by the stockholders at the 1998 Annual Meeting of Stockholders held on May 19, 1998 (the “1992 Plan”) is amended as provided herein and except as so amended, the 1992 Performance Employee Stock Option Plan remains in full force and effect.

1.               Article VII, Section 7.1 is amended and restated in its entirety to read as follows:

Each Option Agreement shall specify the number of shares of Common Stock covered by such Option and the purchase price per share.  The purchase price per share of Common Stock subject to an Incentive Stock Option or Non-Statutory Stock Option shall not be less than the Fair Market Value of Common Stock on the date that Option is granted.  The number of shares and the exercise price per share for the Common Stock with respect to any outstanding Option shall be subject to adjustment as provided in Article VIII.